Exhibit 99.1

Liberty Star Extends Warrants’ Expiration Date by Three Years

TUCSON, AZ–(June 08, 2016)–Liberty Star Uranium & Metals Corp. (“Liberty Star” or the “Company”) (OTCBB: LBSR) (OTC Pink: LBSR) today announced that the expiration date of certain previously issued warrants has been extended by three years.

The expiration date of any warrant issued by Liberty Star between May 1, 2013 and May 1, 2016 that was outstanding on May 1, 2016 has been extended for an additional three years. All other terms of the warrants, including the exercise price, remain unchanged. In addition, all terms of warrants issued prior to May 1, 2013 or after May 1, 2016, including the expiration date, remain unchanged.

“James A. Briscoe” James A. Briscoe, Professional Geologist, AZ CA

CEO/Chief Geologist

Liberty Star Uranium & Metals Corp.

About Liberty Star Uranium & Metals Corp.

Liberty Star Uranium & Metals Corp. is engaged in the acquisition and exploration of mineral properties in the States of Arizona and southwest USA. The Company’s website address is www.libertystaruranium.com.

Forward-Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2016, as updated from time to time in our filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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Contact:

Agoracom Investor Relations

lbsr@agoracom.com

http://agoracom.com/ir/libertystar

or

Liberty Star Uranium & Metals Corp.

Tracy Myers

520-425-1433

Investor Relations

info@libertystaruranium.com